ORANGE AND ROCKLAND UTILITIES, INC.

                      POST-DIRECTOR SERVICE

                  RETAINER CONTINUATION PROGRAM

























                                   Effective:  April 8, 1987
                     Amended effective as of:  April 12, 1989
                                               June 1, 1989
                                               April 5, 1990
                                               April 14, 1993
                                               March 2, 1995
                                               July 1, 1997
                                               **************

               ORANGE AND ROCKLAND UTILITIES, INC.
                      POST-DIRECTOR SERVICE
                  RETAINER CONTINUATION PROGRAM


          In recognition of the added value of the continued service of directors who are experienced with the operations of Orange and Rockland Utilities, Inc. (the "Company") because of their length of service on the Board and to provide a benefit for such experience so as to encourage directors to continue to serve, the following Company Post-Director Service Retainer Continuation Program (the "Program") is hereby created:

          1. Eligibility. Any director who is not otherwise covered by any qualified retirement plan or program sponsored by the Company and who has served as a member of the Company's Board of Directors for a period of at least five (5) continuous years shall be an "Eligible Director".

          2. Retainer Continuation. Upon ceasing to he a member of the Board of Directors, an Eligible Director shall be entitled to the continuation of one hundred percent (100%) of the annual Board and Committee service retainers as in effect and being paid to such Eligible Director at the time the Eligible Director ceased to be a member of the Board of Directors, subject to the limitations contained in Paragraph 3 below.

          3. Time and Manner of Payment. The retainer continuation payments shall commence (i) if the Eligible Director is living, as of the first day of the calendar month next following the later of the Eligible Director's attaining age 65 or ceasing to be a member of the Board of Directors, or (ii) in the case of the death of an Eligible Director prior to commencement of payments, as of the first day of the calendar month next following the later of the 65th anniversary of the Eligible Director's birth or the Eligible Director's date of death; provided, however, that if the Eligible Director has already received an installment of the annual retainer for a period extending beyond when the retainer continuation payments would otherwise begin as provided herein, the retainer continuation payments will not commence until the expiration of the period for which the retainer has been paid.
The retainer continuation payments shall be made in nearly equal monthly installments equal to one-twelfth (1/12th) the annual retainer specified in Paragraph 2 above. Such payments shall be made as of the first day of each month and shall continue for a period equal to the Eligible Director's full years of service on the Board of Directors. In the event an Eligible Director dies, either while serving on the Board or after retiring from the Board, and where payments remain to be made, the remaining payments shall be made to the beneficiary last designated by the Eligible Director in writing to the Retirement Committee, or if none, to the Eligible Director's estate. In the event of the death of a beneficiary to whom payments are due, the remaining payments shall he made to such beneficiary's estate. In the event payments are to be made to a beneficiary or to the estate of an Eligible Director or a beneficiary, the Retirement
Committee, at its sole discretion and at any time, may provide for the lump-sum payment of the present value of the remaining payments, such present value to be determined by using a discount factor equal to the interest rate assumption used to calculate the Company's contribution under the Employees' Retirement Plan of Orange and Rockland Utilities, Inc.

          Beginning as of July 1 of the year for which the cumulative percentage change in the CPI-U (as defined below) exceeds 20%, but not earlier than July 1, 1993, and as of each July 1 thereafter, the retainer continuation payments then being paid to or with respect to an Eligible Director shall be increased by an adjustment amount, not less than zero, determined by multiplying the original retainer continuation payment amount by a Percentage (rounded to the nearest 1/100 of 1%) equal to 75% of the cumulative percentage change in the CPI-U for the year in excess of 20%, but not more than the applicable cumulative maximum percentage (as each is defined below).

          The terms specified below which are used above shall have the following meanings unless the context clearly dictates another meaning:

          (x) "CPI-U" means the annual average figure under the Consumer Price Index for All Urban Consumers, U.S. City Average of All Items (1982-1984 = 100), or its successor, as published by the United States Bureau of Labor Statistics.

          (y) "cumulative percentage change in the CPI-U" for a year is calculated by dividing the difference between the CPI-U for the prior year and the CPI-U for the year prior to the year in which the retainer continuation payment originally commenced by the CPI-U for the year prior to the year in which the retainer continuation payment originally commenced, and rounding to the nearest 1/100 of 1% (e.g., for purposes of determining the cumulative percentage change in the CPI-U for 1993 for an Eligible Director whose retainer continuation payment commenced in 1990, subtract the CPI-U for 1989 from the CPI-U for 1992, then divide the result by the CPI-U for 1989 and round to the nearest 1/100 of 1%). Notwithstanding any provisions herein to the contrary, in all cases when the retainer continuation payment commenced before January 1, 1989, the cumulative percentage change in the CPI-U for a year shall be calculated by dividing the difference between the CPI-U for the prior year and the CPI-U for 1991 by the CPI-U for 1991, rounding to the nearest 1/100 of 1%, and adding 20%.

          (z) "cumulative maximum percentage" is 3% for the first year in which an adjustment is first made hereunder and for each succeeding year is 3% plus 103% of the prior year's cumulative maximum percentage, rounded to the nearest 1/100 of 1% (e.g., 3% for the first year adjustment, 6.09% for the second year, 9.27% for the third year, and so
               on).

          4. Nature of Payment. The retainer continuation payments are purely personal to the Eligible Director and may not be assigned, alienated, anticipated or encumbered. Any attempt to assign, alienate, anticipate or encumber the payments shall result in the Eligible Director's forfeiture of all rights to any retainer continuation payments hereunder.

          5. Source of Payments. All payments of awards provided for under the Program shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the director or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the director shall have no right, title, or interest whatever in or to any such investments except as may otherwise he expressly provided in a separate written instrument relating to such investments.
Nothing contained in this Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any persons. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

          6. Administration. This Program shall be administered by the Retirement Committee of the Company, which shall have the full power and authority to construe, interpret and administer the Program. All decisions, actions or interpretations of the Retirement Committee shall be final, conclusive and binding on all parties.

          7. Amendment. The Board of Directors reserves the right to amend the Program in whole or in part at any time without the specific consent of any Eligible Director; provided, however, that no such amendment shall adversely affect retainer continuation payments then being made or the rights of any then
Eligible Director to receive retainer continuation payments earned prior to the amendment, calculated on the basis of such Eligible Director's continuous service as a director at the time of the amendment and the annual retainer then in effect.

          8. Termination. The Board of Directors reserves the right to terminate the Program at any time. Termination of the Program shall not affect the retainer continuation payments then being made. Such payments shall be continued in accordance with the terms hereof. In addition, termination of the Program shall not affect the right of any Eligible Director as of the date of termination to receive retainer continuation payments which shall be calculated on the basis of the continuous service of the Eligible Director as of the time of termination of the Program and the annual retainer then in effect. Such retainer continuation payments shall commence and be paid in accordance with the otherwise applicable provisions of the Program
(Paragraph 3).

          9.   Change in Control.

          (a) Notwithstanding anything else herein to the contrary, in the event of the occurrence of a Change in Control or Potential Change in Control, if any, each Eligible Director shall have the right to receive and shall be paid, as soon as practicable after such occurrence, a lump sum cash amount equal to the present value of the retainer continuation payments that would otherwise have been paid pursuant to Paragraph 3, on the assumption that: (i) payments (including any payments already made) would be made for a period equal to the lesser of the Eligible Director's full years of service on the Board of Directors or ten (10) years, and (ii) that, with respect to Eligible Directors who were not yet receiving retainer continuation payments, such payments would commence on the later of (A) the Eligible Director's attaining age 65 or (B) the date of the Change in Control or Potential Change in Control, whichever is applicable. Such present value shall be determined by using a discount factor equal to the interest rate assumption used to calculate the Company's contributions under the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. as of the date of the Change in Control or Potential Change in Control, whichever is applicable, and such present value shall be certified by an enrolled actuary appointed by the Retirement Committee.

          (b) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i)  any Person is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Company Common Stock, $5 par value per share (or any successor common stock) ("Shares") or the combined voting power of the Company's then-outstanding securities;

               (ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on April 1, 1997, constituted the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 1, 1997 or whose appointment, election or nomination for election was previously so approved;

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities;

               (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (c) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change in Control;

               (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing
10% or more of either the then-outstanding securities; or the combined voting power of the Company's then-outstanding securities; or

               (iv) the Board of Directors adopts a resolution to the effect that, for purposes of any severance agreement to which the Company is a party, a Potential Change in Control has occurred.

          (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (d)  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

          (f)  "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          10.  Miscellaneous.

          (a) The Program shall be governed by and construed in accordance with the laws of the State of New York, as from time to time in effect.

          (b) The Company shall deduct from the distributions to be made to an Eligible Director any Federal, state, or local withholding or other taxes or charge which the Company is from time to time required to deduct under applicable law.

          (c) All disputes and controversies arising out of or relating to the Program shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any State or Federal Court sitting in the State of New York having jurisdiction thereof. Notwithstanding any provision of the Program to the contrary, Eligible Directors and beneficiaries shall be entitled to seek in any State or Federal Court sitting in the State of New York having jurisdiction thereof specific performance of their respective rights to receive distributions provided for in the Program during the pendency of any such dispute or controversy arising out of or relating to the Program.

          11. Effective Date. This Program was originally effective as of April 8, 1987. This amendment and restatement of the Program is effective as of July 1, 1997.